UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2009

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)            Sterling Financial Corporation ("Sterling") today announced that all necessary regulatory approvals have been received for the appointment of J. Gregory "Greg" Seibly, to serve as President and Chief Executive Officer of Sterling and for the appointment of Ezra A. Eckhardt to serve as Chief Operating Officer of Sterling.  The appointments had been subject to approval by Sterling's primary regulator, the Federal Reserve Bank of San Francisco (the "Federal Reserve"), which has advised Sterling that it has no objection to the appointments.

In addition, Sterling's wholly owned subsidiary, Sterling Savings Bank, has received a notice of no objection from the Federal Deposit Insurance Commission (the "FDIC") to the appointment of Mr. Seibly, as Chief Executive Officer and a member of the board of directors of Sterling Savings Bank, and the appointment of Mr. Eckhardt as President and Chief Operating Officer of Sterling Savings Bank.

The appointments were effective upon receipt of the notice of no objection from the respective regulators.  Accordingly, Mr. Seibly's appointments as Chief Executive Officer and President of Sterling were effective on November 13, 2009 and December 8, 2009, respectively. Mr. Eckhardt's appointment as Chief Operating Officer of Sterling was effective on November 13, 2009.  Mr. Seibly and Mr. Eckhardt's appointments to Sterling Savings Bank were effective on December 4, 2009. The text of the press release is included as Exhibit 99.1 to this report.

Previously, Mr. Seibly, 46, served as acting President and Chief Executive Officer of Sterling and as acting Chief Executive Officer of Sterling Savings Bank, prior to which he served as President of Sterling Savings Bank beginning in January 2009. He joined Sterling in 2007 as Executive Vice President and Chief Production Officer with more than 20 years of experience in the financial industry. Before joining Sterling, Mr. Seibly was the President of U.S. Bank – California. He has also held executive-level positions in commercial banking at Wells Fargo Bank and in healthcare finance at Bank of America. Mr. Seibly currently serves on the executive board of the Boy Scouts of America – Inland Northwest Council and the board of the United Way of Greater Spokane. He received his bachelor’s degree in business administration and finance from Indiana University.

Previously, Mr. Eckhardt, 39, served as acting Chief Operating Officer of Sterling and acting President and Chief Operating Officer of Sterling Savings Bank, prior to which he served as Executive Vice President and Chief Operating Officer of Sterling Savings Bank beginning in January 2009.  He previously served as Chief Administrative Officer of Sterling Savings Bank. He joined Sterling in August 2004. His prior experience includes general management, operations, leadership and continuous improvement work at Microsoft, Honeywell and the U.S. Army. Mr. Eckhardt is an adjunct professor at the Gonzaga University Graduate School of Business, a member of the Greater Spokane Incorporated Higher Education Leadership Group and a member of the board of directors for the Spokane affiliate of Habitat for Humanity. He is a distinguished graduate of the U.S. Military Academy at West Point. Mr. Eckhardt also has earned an MBA from Gonzaga University and has advanced training in applied statistics from the Rochester Institute of Technology.

Item 9.01.          Financial Statements and Exhibits.

                  (d)  The following exhibit is being filed herewith:

Exhibit No.         Exhibit Description

             99.1             Sterling Financial Corporation press release.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

December 9, 2009	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary and
Principal Financial Officer